                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     /X/ Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                        DYNAMIC MATERIALS CORPORATION
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                    AMENDED
              NOTICE OF ANNUAL MEETING TO BE HELD OCTOBER 24, 1996

To the Shareholders of
  DYNAMIC MATERIALS CORPORATION

         PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of DYNAMIC MATERIALS CORPORATION (the "Company") will be held at the Company's offices at 551 Aspen Ridge Drive, Lafayette, Colorado 80026 on Thursday, October 24, 1996 at 10:00 a.m., Mountain Time, or any adjournment or postponement thereof, for the following purposes:

                 1. To elect six directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

                 2. To ratify the selection of Arthur Andersen LLP as independent accountants for the current fiscal year.

                 3. To consider and vote upon an amendment to the 1992 Incentive Stock Option Plan to increase by 250,000 shares, from 300,000 to 550,000, the number of the Company's Commons Shares currently available for issuance under the 1992 Incentive Stock Option Plan.

                 4. The transaction of such other business as may properly come before the meeting.

         The foregoing items of business are more fully described in the Proxy Statement previously mailed on September 17, 1996 and in the accompanying Supplement. The Board of Directors of the Company has fixed the close of business on September 10, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Consequently, only holders of the Company's Common Stock at the close of business on September 10, 1996 will be entitled to notice of and to vote at the Annual Meeting.

         THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON.

                                        By Order of the Board of Directors


                                        PAUL LANGE
                                        President, Chief Executive
                                        Officer and Secretary

Lafayette, Colorado
October 7, 1996

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE SIX NOMINEES FOR DIRECTOR, FOR THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS, AND FOR THE AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMPANY COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 1992 INCENTIVE STOCK OPTION PLAN

                        SUPPLEMENT DATED OCTOBER 7, 1996
                                       TO
                    PROXY STATEMENT DATED SEPTEMBER 17, 1996


                              GENERAL INFORMATION

         This Supplement to the Proxy Statement and an accompanying Supplemental Proxy Card are being mailed to the holders of record of the Company's Common Stock on or about October 7, 1996. The supplemental materials relate to an additional matter to be presented to shareholders that was inadvertently omitted from the Proxy Statement in the initial mailing.

         Shareholders of the Company represented at the Annual Meeting will consider and vote upon (i) the election of six directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified; (ii) the ratification of the selection of Arthur Andersen LLP as independent accountants for the current fiscal year; (iii) the amendment of the 1992 Incentive Stock Option Plan to increase the number of shares available for issuance thereunder by 250,000 shares from 300,000 shares to 550,000 shares; and (iv) such other business as may properly come before the Annual Meeting. The Company is not aware of any other business to be presented for consideration at the Annual Meeting.

         If no direction is indicated, the shares will be voted FOR the election of each of the nominees for director, FOR the selection of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year, and FOR the amendment of the 1992 Incentive Stock Option Plan to increase the number of shares available for issuance thereunder from 300,000 shares to 550,000 shares.


                    PROPOSAL 3 - AMENDMENT TO THE 1992 PLAN


THE 1992 INCENTIVE STOCK OPTION PLAN

         The 1992 Incentive Stock Option Plan (the "1992 Plan") is intended to afford a proprietary interest in the Company to key employees of the Company. The Company believes that stock ownership by these persons provides added incentives to continue employment with the Company and encourages increased efforts to promote the Company's best interests. Currently, a maximum of 300,000 shares of the Company's Common Stock may be issued pursuant to the 1992 Plan, subject to adjustment by reason of stock dividends, stock splits or other capitalization changes. The proposed amendment would increase this number by 250,000, to 550,000 shares. The following is a brief description of the principal provisions of the 1992 Plan and is qualified in its entirety by reference to the 1992 Plan.

         The 1992 Plan is administered by the Board, if all Board members are "disinterested" as defined in the 1992 Plan, or by a committee of two or more disinterested members of the Board (the "Committee"). The Committee determines the persons who receive stock options, the number of options to be granted and the vesting schedule for the options granted. All options are granted with an exercise price equal to 100% of the fair market value of the underlying Common Stock at the date of grant. Outstanding options under the Plan have exercise prices ranging from $1.625 to $3.125. The Company receives no consideration upon the grant of options.

         It is intended that options under the 1992 Plan will be incentive stock options for federal income tax purposes. Under the Internal Revenue Code, an employee generally is not subject to regular income tax upon the grant or exercise of an incentive stock option. Instead, the employee is subject to tax upon disposition of the stock held pursuant to the exercise of the option (the "ISO Shares"). At that time, if the employee has held the ISO Shares for at least (i) two years from the date of grant and (ii) one year from the date of exercise (the

"Required Holding Period"), the employee will have long-term capital gain (or loss) equal to the difference, if any, between the amount realized from the disposition and the employee's tax basis in the ISO Shares. However, if the employee disposes of the ISO Shares prior to the Required Holding Period, a portion (generally, the excess of the fair market value of the ISO Shares at the date of exercise over the exercise price) of any gain realized would be taxable to the employee as ordinary income.

         All employees of the Company, including directors that are also employees, are eligible to participate in the 1992 Plan. At September 30, 1996, the Company had approximately 100 employees. The 1992 Plan shall terminate on, and no options may be granted after, May 1, 2002, ten years from the date of shareholder approval of the 1992 Plan. Options having a term not to exceed 10 years will be available to employees under the 1992 Plan. Outstanding options have expiration dates ranging from June 4, 1998 to October 20, 2005. Options are not transferable except upon death and are exercisable during the lifetime of an optionee only by the optionee. Shares issued to officers of the Company on exercise of options may not be sold within six months of the grant of the option.

         Options that are exercisable at the time of termination of employment for any reason other than disability remain exercisable for three months following termination. If termination is due to disability, options remain exercisable for a period of 12 months following termination. Shares subject to options that are surrendered or expire unexercised may again be made subject to options under the 1992 Plan.

         In the discretion of the Board, the purchase price for shares may be paid in cash, shares of Common Stock of the Company with a fair market value equal to the purchase price, or both.

         Notwithstanding any schedule for vesting of options contained in any option agreement, all options granted under the 1992 Plan become immediately exercisable if the Company enters into an agreement to sell all or substantially all of its assets or stock by sale, liquidation, merger or reorganization in which the Company is not the surviving corporation, unless the Board of Directors has prescribed other terms or conditions to the exercise of, or otherwise modified, the options.

         The 1992 Plan can be amended by the Board of Directors, except that shareholder approval is required for (i) a material increase in the number of shares subject to options, (ii) a material increase in the benefits to participants in the 1992 Plan, or (iii) a material modification to the requirements as to eligibility for participation in the 1992 Plan.


PROPOSED AMENDMENT TO THE 1992 PLAN

         As of September 30, 1996, options to purchase a total of 311,000 shares had been granted under the 1992 Plan, options to purchase 49,250 shares had been cancelled as a result of surrender or expiration and options to purchase 29,250 shares had been exercised, leaving outstanding options to purchase 232,500 shares. The last sales price of the Company's Common Stock as reported by NASDAQ on September 30, 1996 was $6.875 per share. Based on such price, the market value of Common Stock underlying outstanding options at such date was $1,598,438. Prior to the proposed amendment, there were available for issuance options to purchase 38,250 shares of Common Stock. The Board plans to continue the Company's intended objective of granting options to eligible employees. In October 1995, to ensure the continued availability of the 1992 Plan to attract, motivate and retain employees, the Board approved an amendment to the 1992 Plan to increase the number of shares issuable under the 1992 Plan by 250,000 shares from 300,000 to 550,000, subject to shareholder approval.

         The Compensation Committee has not allocated, and has no plans for the allocation of, any of the additional options authorized to be issued. No additional options would have been granted to any officer, director or employee in the Company's last fiscal year if the amendment to the 1992 Plan had been in effect.

SUMMARY OF STOCK OPTION INFORMATION

         The following table sets forth the options to purchase Common Stock granted under the 1992 Plan to the Company's chief executive officer, all current executive officers as a group, all directors as a group, each director or nominee, and all employees (other than executive officers) as a group. No associate of any such person has received options and no other person has received 5% of the options.

                               1992 PLAN BENEFITS
                                OPTIONS GRANTED

                                                                     Options                  Number of Shares
Name and Position                          Options Granted          Exercised        Underlying Outstanding Options
-----------------                          ---------------          ---------        ------------------------------
Paul Lange                                    111,000                  -                      111,000
President and CEO; Director

All current executive officers                170,000                  -                      170,000
  as a group (3 persons)

All directors as a group(1)                    13,000                1,000                     12,000

All employees
(including non-executive officers)             78,750               28,250                     50,500


__________________________

   (1) In addition to the 1992 Plan, the Company has a Nonemployee Director Stock Option Plan. Options granted under this plan and otherwise to current directors are as follows:

                                           Options          Options          Outstanding
                                           Granted          Exercised          Options
                                           -------          ---------        -----------
         Dean K. Allen                     7,500              -                7,500

         David E. Bartlett                   -                -                  -

         Michael C. Hone                   7,500              -                7,500

         Edward A. Keible                  7,500              -                7,500

         George W. Morgenthaler            7,500              -                7,500

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1992 INCENTIVE STOCK OPTION PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of August 31, 1996, Mr. Edward A. Keible, the Chairman of the Company's Board of Directors, owned 41,250 shares of Common Stock, 1,250 of which are the subject of presently exercisable stock options and 40,000 of which are held in the Keible Living Trust, of which Mr. Keible and his wife are Co-Trustees.

                 [DMC DYNAMIC MATERIALS CORPORATION LETTERHEAD]


October 7, 1996



Dear Shareholder:

            We are enclosing a Supplement to the Proxy Statement previously mailed to you on September 17, 1996. This Supplement contains an additional proposal that was inadvertently omitted from the original Proxy Statement. The proposal relates to an amendment to the 1992 Incentive Stock Option Plan to increase the number of shares issuable pursuant to this plan by 250,000 shares, from 300,000 shares to 550,000 shares. The Compensation Committee has recommended that the increase be presented to shareholders at the annual meeting. The Company believes that this aspect of executive compensation is important and has therefore amended the proxy to include this proposal.

            The enclosed proxy card (which has been printed on blue paper) includes both this new proposal relating to the amendment of the stock option plan, and the two proposals previously submitted to shareholders, the election of directors and selection of Arthur Andersen LLP as the Company's independent auditors. WE ENCOURAGE YOU TO SUBMIT THIS PROXY WITH VOTES ON ALL THREE PROPOSALS. If you have submitted the proxy previously provided and also submit this proxy, the proxy bearing the latest date will be counted at the meeting. Adoption of the proposal relating to amendment of the stock option plan requires the approval of a majority of those present in person or by proxy at the meeting. Consequently, if you have mailed the first proxy card and do not submit this proxy, your failure to submit this proxy will be treated as a vote against the stock option proposal.

            We apologize for any inconvenience this may have caused.

                                     Very truly yours,


                                     Paul Lange
                                     President and Chief Executive Officer

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                                    AMENDED
                                     PROXY

                         DYNAMIC MATERIALS CORPORATION
                             551 ASPEN RIDGE DRIVE
                           LAFAYETTE, COLORADO 80026

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Paul Lange, Michael W. Beam and Edward G. Reineke, and each of them, with full power of substitution, as proxy of the undersigned to vote all shares of Common Stock of DYNAMIC MATERIALS CORPORATION which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the corporation to be held at 551 Aspen Ridge Drive, Lafayette, Colorado 80026 on Thursday, October 24, 1996 at 10:00 a.m., Mountain Time, and at any adjournment thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

1. ELECTION OF DIRECTORS                   / / FOR all nominees (except as            / / WITHHOLD AUTHORITY to vote
                                              marked to the contrary below)              for all nominees listed below

 George W. Morgenthaler, Michael C. Hone, Dean K. Allen, Paul Lange, Edward A.
                           Keible, David E. Bartlett.

INSTRUCTION: To withhold authority to vote for one or more individual nominees, cross out such name or names above.

2. SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY

       / / FOR selection of Arthur Andersen LLP
       / / AGAINST selection of Arthur Andersen LLP
                        / / ABSTAIN

3. APPROVAL OF AMENDMENT TO 1992 INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMPANY COMMON STOCK ISSUABLE THEREUNDER BY 250,000 SHARES, FROM 300,000 TO 550,000

       / / FOR increase in number of shares
       / / AGAINST increase in number of shares
                        / / ABSTAIN

4. THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING.

                (Continued and to be signed on the reverse side)

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

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                          (Continued from other side)

       This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR (i) the nominated directors, (ii) the selection of Arthur Andersen LLP as independent accountants, and (iii) the increase in the number of shares issuable under the 1992 Incentive Stock Option Plan by 250,000 shares, from 300,000 to 550,000.

                                              Please sign exactly as name
                                              appears below. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by president or authorized person.
                                              If a partnership, please sign in
                                              full partnership name by
                                              authorized person.

                                              Date                    , 1996

                                              --------------------------------
                                              Signature

                                              --------------------------------
                                              Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES, THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE CURRENT FISCAL YEAR, AND FOR THE INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1992 INCENTIVE STOCK OPTION PLAN.

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